UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1590 South Congress, Palm Springs, Florida 33403
(Address of principal executive offices)

(561) 290-0239
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Labrys Fund, LP (“Labrys”)

On June 4, 2021, the Company closed on a new financing with Labrys for an 11% $230,000.00 convertible note including a 10% OID. The note has a fixed conversion price of $0.004 per share subject to adjustments should other new financings be done at more favorable terms. The note is due 12 months from the issuance date. The funding included full warrant coverage of 52,272,227 shares at a conversion price of $0.0044 per share for a period of five years. The foregoing summary of the terms and conditions of the Labrys Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement by and between the Company and Labrys, dated June 4, 2021 the Labrys Note and the Labrys Warrant which are filed as Exhibits 10.01, 10.02 and 10.03 hereto, respectively.

Item	9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No. Description

10.01       Securities Purchase Agreement dated June 4, 2021 (Labrys SPA)

10.02       Convertible Promissory Note dated June 4, 2021 (Labrys Note)

10.03       Warrant Agreement dated June 4, 2021 (Labrys Warrant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO